                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 6, 2001


                 GREENWICH STREET CALIFORNIA MUNICIPAL FUND INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Maryland                      33-54549                 13-3781519
     ------------------             ----------------           --------------
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                   Number)             Identification No.)



           7 World Trade Center, New York, New York                      10048
------------------------------------------------------------           ---------
          (Address of principal executive offices)                     Zip Code



       Registrant's telephone number, including area code: (212) 783-0693


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5. Other Events

     On September 6, 2001, Greenwich Street California Municipal Fund Inc. (the "Fund") announced that the Board of Directors of the Fund had approved the reorganization of the Fund with and into the Smith Barney California Municipals Fund, Inc., an open-end management investment company ("SB Fund") The transaction will involve the sale of all or substantially all of the assets of the Fund to the SB Fund and the assumption by the SB Fund of the outstanding liabilities of the Fund. The reorganization transaction is expected to occur on or about December 14, 2001. Shareholders of the Fund will receive Class A shares of the SB Fund. After consummation of the transaction, the Fund will be liquidated.

     A copy of the press release issued by the Fund on September 6, 2001 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

     99.1 Press Release of Greenwich Street California Municipal Fund, dated September 6, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GREENWICH STREET CALIFORNIA
                                       MUNICIPAL FUND INC.

                                       By: /s/ Heath B. McLendon
                                           ------------------------------
                                       Name:  Heath B. McLendon
                                       Title: Chairman of the Board of Directors

Dated: September 6, 2001


                                      -3-